Exhibit 99.1

Press Release

April 9, 2015

HARMAN COMPLETES ACQUISITION OF SYMPHONY TELECA

STAMFORD, CT  – HARMAN International Industries, Incorporated (NYSE:HAR) today announced the successful completion of its acquisition of Symphony Teleca, a global software services company based in Mountain View, CA. Symphony Teleca is a provider of software engineering and integration services that helps businesses rapidly design and develop innovative products and technologies at the convergence of device, sensors, cloud and data. Its solutions yield information and entertainment devices and systems that are connected, integrated, personalized, adaptive and secure across all platforms, from the work and home to car and mobile.

"The rapid growth of IoT and convergence of cloud, mobility and analytics is driving enormous opportunities across all areas of life," said Dinesh C. Paliwal, HARMAN Chairman, President and Chief Executive Officer. "With the addition of Symphony Teleca, HARMAN is gaining greater scale and depth in software and services to accelerate innovation and expand the markets we serve. Today marks a transformational day for our company as we form a fourth division – HARMAN Services – and welcome 8,000 new members to our team."

HARMAN Services, led by former Symphony Teleca CEO Sanjay Dhawan, will incorporate Symphony Teleca's business and focus on key verticals where both HARMAN and Symphony Teleca have a strong established presence, including automotive, mobile, telecom, media, consumer electronics, retail and healthcare. With more than 400 customers, including Google, Microsoft, Intel, Adobe, Jaguar Land Rover, Verizon, Comcast, Sirius XM and Tesco, Symphony Teleca has delivered more than 800 commercial Android products, from mobile phones and tablets to televisions and wearables, reflecting a reputation for successful innovation in fast-growing industries.

About HARMAN
HARMAN (www.harman.com) designs and engineers connected products and solutions for consumers, automakers and enterprises worldwide, including audio, visual and infotainment systems; enterprise automation solutions; and software services. With leading brands including AKG®, Harman Kardon®, Infinity®, JBL®, Lexicon® , Mark Levinson ® and Revel®, HARMAN is admired by audiophiles, musicians and the entertainment venues where they perform around the world. HARMAN also is a technology and integration services leader for the Automotive, Mobile, Telecommunications and Enterprise markets. More than 25 million automobiles on the road today are equipped with HARMAN audio and infotainment systems. The Company's software solutions power billions of mobile devices and systems that are connected, integrated, personalized, adaptive and secure across all platforms, from the work and home to car and mobile. HARMAN has a workforce of approximately 25,000 people across the Americas, Europe, and Asia and reported sales of $5.9 billion during the last 12 months ended December 31, 2014. The Company's shares are traded on the New York Stock Exchange under the symbol NYSE:HAR.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. Statements that are predictive in nature, that depend upon or refer to events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," "will," "could" and similar expressions are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the company's Safe Harbor Compliance Statement for Forward-Looking Statements included in the company's recent filings, including Forms 10-K and 10-Q, with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and the company undertakes no obligation to update these forward-looking statements.

© 2015 HARMAN International Industries, Incorporated. All rights reserved. Harman Kardon, Infinity, JBL, Lexicon and Mark Levinson are trademarks of HARMAN International Industries, Incorporated, registered in the United States and/or other countries. AKG is a trademark of AKG Acoustics GmbH, registered in the United States and/or other countries.

For further information please contact:

Darrin Shewchuk
Director, Corporate Communications
Tel:  +1 203 328 3834
darrin.shewchuk@harman.com